Exhibit 99.1

Answers Corporation Reports Q1 2008 Financial Results

WikiAnswers Revenue Grew 68% Sequentially in Q1

New York, NY, May 12, 2008 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com™ and WikiAnswers™, today reported unaudited financial results for its first quarter ended March 31, 2008.

Chairman and CEO Bob Rosenschein commented, “Answers.com reference traffic dropped 7% sequentially, but WikiAnswers jumped 64% in the same period, continuing to set monthly traffic records and capture market share. Beginning in May, WikiAnswers will already overtake reference Answers.com as the primary driver of corporate revenue. We are implementing concrete plans to drive greater traffic between both properties and exploit on their natural synergies.”

Q1 2008 Financial Results

•                  Revenues were $3,031 thousand in Q1 2008, an increase of 2% compared to $2,961 thousand, excluding subscription revenue of $425 thousand, reported for the same period in 2007, and an increase of 1% compared to the $2,991 thousand reported for Q4 2007. The subscription revenue in Q1 2007 resulted from the recognition of revenue from lifetime subscriptions to an information service that we sold in 2003, and that was terminated in February 2007. This revenue was a one-time event and is not reflective of the Company’s core business.

•                  Answers.com revenues were $1,828 thousand in Q1 2008, a decrease of 19% compared to $2,270 thousand in Q4 2007.

•                  WikiAnswers.com revenues were $1,185 thousand in Q1 2008, an increase of 68% compared to $704 thousand in Q4 2007.

•                  GAAP net loss in Q1 2008, including $2,543 thousand of termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering, was $3,667 thousand, an increase of $3,364 thousand compared to Q1 2007, and an increase of $3,049 thousand, compared to the GAAP net loss of $618 thousand in Q4 2007. GAAP net loss per share in Q1 2008 was $0.47, compared to $0.04 in Q1 2007, and $0.08 in Q4 2007.

•                  Adjusted EBITDA in Q1 2008 was negative $181 thousand, $341 thousand lower than the $160 thousand of Adjusted EBITDA in Q1 2007, and $361 thousand lower than the Adjusted EBITDA of $180 thousand in Q4 2007.

Business Outlook – Second Quarter 2008

The following business outlook is based on the Company’s current information and expectations as of May 12, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending June 30, 2008
(in thousands)

Revenues	$2,700 - $2,800

Adjusted EBITDA
GAAP Operating loss	$(1,700) – $(1,600)
Adjustment to GAAP Operating loss:
Stock-based compensation	450
Depreciation and amortization	500
$(750) – $(650)

Business Outlook – Full Year 2008

The following business outlook is based on the Company’s current information and expectations as of May 12, 2008. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Twelve months ending December 31, 2008
(in thousands)

Revenues	$13,000 – $14,000

Adjusted EBITDA
GAAP Operating loss	$(7,093) – $(6,393)
Adjustment to GAAP Operating loss:
Stock-based compensation	2,000
Depreciation and amortization	2,200
Cost relating to terminated Lexico acquisition and follow-on offering	2,543
$(350) – $350

Conference Call

A conference call to review the Q1 2008 financial results will follow this release today at 8:30 AM EDT. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers’ Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial (877) 604-9665 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron’s, Wikipedia, Encyclopedia Britannica. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers’ growing community and dedicated supervisors, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest U.S. growing website in 2007. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our Web properties, our inability to increase the number of partners who will generate increased traffic to our Web properties, our failure to improve the monetization of our Web properties, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting our Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-K filed on April 1, 2008. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA”. The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release.

(Tables and Explanation of Non-GAAP Financial Measures, to follow)

Investor Contact:	Press Contact:

John McNamara	Alison Minaglia
Cameron Associates	Technology PR for Answers.com
john@cameronassoc.com	aminaglia@technologypr.com
212.554.5485	203.972.3170 or
917.902.3404

Answers Corporation

Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended March 31
	2008	2007
	$	$

Revenues:
Advertising revenue	3,013	2,884
Answers service licensing	18	77
Subscriptions	—	425
	3,031	3,386

Costs and expenses:
Cost of revenue	1,393	1,144
Research and development	875	722
Sales and marketing	762	982
General and administrative	1,131	926
Termination fees and write-off of costs relating to the terminated Lexico acquisition and abandoned follow-on offering	2,543	—
Total operating expenses	6,704	3,774

Operating loss	(3,673)	(388)

Interest income, net	55	100
Other expense, net	(38)	(15)

Loss before income taxes	(3,656)	(303)

Income taxes	(11)	—

Net loss	(3,667)	(303)

Basic and diluted net loss per common share	(0.47)	(0.04)

Weighted average shares used in computing basic and diluted net loss per common share	7,859,890	7,826,584

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures

to the nearest comparable GAAP Measures

(in thousands, except for per share data)

	Three months ended
	March 31, 2008	December 31, 2007	March 31, 2007

Adjusted Cost of Revenue
Cost of revenue	$1,393	$1,247	$1,144
Stock-based compensation expense	(46)	(40)	(36)
Depreciation and amortization	(328)	(324)	(323)

	$1,019	$883	$785

Adjusted Research and Development
Research and development	$875	$739	$722
Stock-based compensation expense	(108)	(92)	(80)
Depreciation and amortization	(32)	(29)	(33)

	$735	$618	$609

Adjusted Sales and Marketing
Sales and marketing	$762	$676	$982
Stock-based compensation expense	(90)	(72)	(224)
Depreciation and amortization	(19)	(20)	(23)

	$653	$584	$735

Adjusted General and Administrative
General and administrative	$1,131	$1,017	$926
Stock-based compensation expense	(257)	(222)	(185)
Depreciation and amortization	(69)	(69)	(69)

	$805	$726	$672

Adjusted Operating Expenses
Operating expenses	$6,704	$3,679	$3,774
Stock-based compensation expense	(501)	(426)	(525)
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	(2,543)	—	—
Depreciation and amortization	(448)	(442)	(448)

	$3,212	$2,811	$2,801

Adjusted EBITDA
Operating Loss	$(3,673)	$(688)	$(388)
Stock-based compensation expense	501	426	525
Subscription revenue	—	—	(425)
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	2,543	—	—
Depreciation and amortization	448	442	448

	$(181)	$180	$160

Adjusted EBITDA Per Share (basic and diluted)
Operating loss per share	$(0.47)	$(0.09)	$(0.04)
Stock-based compensation expense	0.06	0.05	0.06
Subscription revenue			(0.05)
Termination fees and write-off of costs related to the terminated Lexico acquisition and abandoned follow-on offering	0.32	—	—
Depreciation and amortization	0.06	0.06	0.06

	$(0.03)	$0.02	$0.03

See discussion regarding Adjusted EBITDA in Appendix A of this earnings release for an explanation of the reconciling items noted above.

Answers Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31	December 31
	2008	2007
	$	$
Assets

Current assets:
Cash and cash equivalents	5,462	6,778
Investment securities	—	700
Accounts receivable	1,272	1,448
Prepaid expenses and other current assets	681	487
Total current assets	7,415	9,413

Long-term deposits (restricted)	209	196

Deposits in respect of employee severance obligations	1,411	1,232

Property and equipment, net of $1,577 and $1,615 accumulated depreciation as of March 31, 2008 and December 31, 2007, respectively	1,087	1,012

Other assets:
Intangible assets, net of $2,649 and $2,352 accumulated amortization as of March 31, 2008and December 31, 2007, respectively	4,470	4,766
Goodwill	437	437
Prepaid expenses, long-term, and other assets	231	275
Deferred charges (Lexico acquisition and public offering)	—	1,267
Total other assets	5,138	6,745

Total assets	15,260	18,598

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	444	968
Accrued expenses	882	1,045
Accrued compensation	754	551
Deferred revenues	10	16
Total current liabilities	2,090	2,580

Long-term liabilities:
Liability in respect of employee severance obligations	1,548	1,233
Deferred tax liability	17	14
Total long-term liabilities	1,565	1,247

Stockholders’ equity:
Common stock; $0.001 par value; 30,000,000 shares authorized; 7,859,890 shares issued and outstanding as of March 31, 2008 and December 31, 2007	8	8
Additional paid-in capital	74,393	73,893
Accumulated other comprehensive loss	(27)	(28)
Accumulated deficit	(62,769)	(59,102)
Total stockholders’ equity	11,605	14,771

Total liabilities and stockholders’ equity	15,260	18,598

Appendix A

Explanation of Non-GAAP Financial Measures

This earning release and the accompanying financial tables include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measure we refer to, Adjusted EBITDA, represents net earnings before interest, taxes, depreciation, amortization, stock-based compensation, foreign currency exchange rate differences and certain non-recurring revenues and expenses. We also refer to  Adjusted Cost of Revenue, Adjusted Research and Development, Adjusted Sales and Marketing, Adjusted General and Administrative, and Adjusted Operating Expenses, which are our GAAP expenses adjusted for the expense items we exclude from Adjusted EBITDA.

We use Adjusted EBITDA as an additional measure of our overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of our capital structure (interest expense), asset base (amortization and depreciation), stock-based compensation expenses, taxes, foreign currency exchange rate differences and certain non-recurring revenues and expenses from our results of operations. We believe that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of our results of operations for reasons similar to the reasons why we find it useful and because these measures enhance their overall understanding of the financial performance and prospects of our ongoing business operations. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods, and peer companies in our industry.

More specifically, we believe that removing these impacts is important for several reasons:

•                           Amortization of Intangible Assets. Adjusted EBITDA disregards amortization of intangible assets. Specifically, we exclude (a) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC, developer of the Brainboost Answer Engine in December 2005; and (b) amortization of intangible assets resulting from the acquisition of WikiAnswers and other related assets in November 2006. These acquisitions resulted in operating expenses that would not otherwise have been incurred. We believe that excluding such expenses is significant to investors, due to the fact that they derive from prior acquisition decisions and are not necessarily indicative of future cash operating costs. In addition, we believe that the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. While we exclude the aforesaid expenses from Adjusted EBITDA we do not exclude revenues derived as a result of such acquisitions. The amount of revenue that resulted from the acquisition of WikiAnswers and other related assets, for the years ended December 31, 2007 and 2006 was $1,301 thousand and $62 thousand, respectively. The amount of revenue that resulted from the acquisition of technology from Brainboost is not quantifiable due to the nature of its integration.

•                           Stock-based Compensation Expense. Adjusted EBITDA disregards expenses associated with stock-based compensation, a non-cash expense arising from the grant of stock-based awards to employees and directors. We believe that, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation from Adjusted EBITDA enhances the ability of management and investors to make period-to-period comparisons of operating performance and to make meaningful comparisons between our performance and the performance of other companies. Investors are cautioned that stock-based compensation is offered to employees as a key incentive to continue their contribution to the operating results of the company in future periods. Adjusted EBITDA also disregards compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense. Such stock-based compensation should be viewed by investors as a non-recurring, one-time event and its exclusion enhances the understanding of our operating results going forward.

•                           Depreciation, Interest, Taxes and Exchange Rate Differences. Adjusted EBITDA excludes depreciation, interest, taxes and foreign exchange rate differences. We believe that, excluding these items from the Adjusted EBITDA measure provides investors with additional information to measure our performance, by excluding potential differences caused by variations in capital structures (affecting interest expense), asset composition, and tax positions.

•                           Terminated Lexico Acquisition and Follow-On Offering. Adjusted EBITDA disregards $2,543,000 costs associated with our terminated acquisition of Lexico and the cancellation of our follow-on offering. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

•                           Subscription Revenues. Adjusted EBITDA disregards $425,000 in deferred subscription revenues. Prior to December 2003, we sold lifetime subscriptions to our GuruNet service, generally for $40 per subscription. In December 2003, we decided to alter our pricing model and moved to an annual subscription model, for which we generally charged our subscribers $30 per year. We have not sold subscriptions since our launch of Answers.com in January 2005. In February 2007, we terminated the GuruNet service and recognized $425 thousand of deferred revenue as revenue during the quarter ended March 31, 2007. We believe that the recognition of the $425 thousand of revenue is a one-time, non-cash event and is not reflective of our core business and core operating results, and that its exclusion provides investors with a better understanding of our operating results.

•                           Layoff Costs. Adjusted EBITDA disregards third quarter charges associated with a restructuring event. In July 2007, a search engine algorithm adjustment by Google led to a drop in Google directed traffic to Answers.com. This adjustment reduced our overall traffic by approximately 28% based on the average traffic directed to Answers.com from Google for the week prior to the adjustment as compared to the week after. As a result, our revenue declined proportionately. In response to this Google algorithm adjustment, we reduced our headcount and related compensation costs, reducing our base payroll expenses by approximately 12%. We believe that, excluding these costs provides investors with additional information to measure our performance, by excluding events that are of a non-recurring nature.

Adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles and should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Investors are cautioned that there are inherent limitations associated with the use of Adjusted EBITDA as an analytical tool. Some of these limitations are:

•                  Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles;

•                  Many of the adjustments to Adjusted EBITDA reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future;

•                  Other companies, including other companies in our industry, may calculate Adjusted EBITDA differently than us, thus limiting its usefulness as a comparative tool;

•                  Adjusted EBITDA does not reflect the periodic costs of certain tangible and intangible assets used in generating revenues in our business;

•                  Adjusted EBITDA does not reflect changes in our cash and investment securities and the results of our investments;

•                  Adjusted EBITDA excludes taxes, which is a significant cost of operating a business; and

•                  Because Adjusted EBITDA does not include stock-based compensation, it does not reflect the cost of granting employees equity awards, a key factor in management’s ability to hire and retain employees.

We compensate for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from Adjusted EBITDA.